Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-36256, 33-38534, 33-42268, 33-45012, 333-80159, 333-12561, 333-62475 and 333-75166 of Pentair, Inc. of our report dated March 4, 2004, which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, appearing in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

March 4, 2004